Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Energy Corp. of our report dated April 14, 2016, relating to the consolidated financial statements of U.S. Energy Corp. for the year ended December 31, 2015, appearing in the December 31, 2015 annual report on Form 10-K of U.S. Energy Corp.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

February 3, 2017